UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2009

BEYOND COMMERCE, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-52490	98-0512515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9029 South Pecos
Suite 2800
Henderson, Nevada 89074
(Address of principal executive offices, including zip code)

(702) 463-7000
(Registrant’s telephone number, including area code)

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On May 20, 2009, Beyond Commerce, Inc. (“the Company” or “BYOC”) executed a convertible original issue discount promissory note (the “Note”) in the principal amount of $1,600,000 payable to Linlithgow Holdings, LLC (“Linlithgow” or the “Holder”).  Pursuant to the Note, the Company promises to pay to the Holder $1,600,000 in cash on November 20, 2009. The Note is convertible at any time at a conversion price of $1.00 per share.  The Note bears interest at the rate of 1.5% per month outstanding until the maturity date. After the maturity date, the default rate of interest becomes 18% per month or the highest rate allowed by law, whichever is lower, until the date the Note amount is actually paid.

Payment of the Note is secured pursuant to a security interest and pledge agreement whereby BYOC pledged 6,000,000 shares of treasury common stock.  Further, as part of the consideration provided to the Holder for the Note, the Holder also received a warrant for the purchase of up to 1,725,000 shares of the Company’s common stock at an exercise price of $0.90 per share. The warrants are exercisable, in whole or in part, any time from and after the date of issuance of the warrant.

Linlithgow is an entity owned and controlled by the immediate family members of the Company’s Chief Executive Officer, Robert McNulty.  Robert McNulty is not a member or manager of Linlithgow and he disclaims any beneficial interests in shares held by Linlithgow.  Mr. McNulty does not exercise any voting rights in respect of these shares nor does he have any right to dispose of these shares.   Linlithgow is the beneficial owner of 41.5% of the issued and outstanding common stock of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 20, 2009, the Company became obligated on the Note.  Please refer to Item 1.01 above for further information.

Item 9.01	Financial Statements and Exhibits

a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Note dated May 20, 2009 by and between the Company and Linlithgow Holdings, Inc.
10.2	Warrant dated May 20, 2009, by and between the Company and Linlithgow Holdings, Inc.
10.3	Pledge Agreement dated May 20, 2009 by and between the Company and Linlithgow Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beyond Commerce, Inc.

By:	/s/Robert McNulty
Robert McNulty
Chief Executive Officer

Date: May 21, 2009

3